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     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF
HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER IS REGISTERED OR QUALIFIED PURSUANT TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IS PRECEDED BY AN OPINION OF COUNSEL ADDRESSED TO HORIZON PHARMACIES, INC. THAT SUCH SALE OR OTHER TRANSFER IS EXEMPT FROM ALL SUCH REGISTRATION REQUIREMENTS. THE EXERCISE OF THIS WARRANT, THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS SPECIFIED IN THE CONSULTING AGREEMENT DATED AS OF JANUARY 28, 2000, BY AND BETWEEN HORIZON PHARMACIES, INC. AND K-2 FINANCIAL CORPORATION.


No. WR-2001


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                            HORIZON PHARMACIES, INC.





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--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

SECTION 1.     EXERCISE OF WARRANT.............................................................................1

SECTION 2.     RESERVATION.....................................................................................2

SECTION 3.     PROTECTION AGAINST DILUTION.....................................................................2
         Section 3.1    Stock Dividends, Subdivisions, and Combinations........................................2
         Section 3.2    Issuance of Additional Shares of Common Stock..........................................3
         Section 3.3    Issuance of Warrants or Other Rights, Convertible Securities...........................3
         Section 3.4    Other Provisions Applicable to Adjustments.............................................4
         Section 3.5    Extraordinary Dividends................................................................5
         Section 3.6    Adjustment of Number of Shares Purchasable.............................................5
         Section 3.7    Minimum Adjustment.....................................................................6
         Section 3.8    Notice of Adjustments..................................................................6

SECTION 4.     MERGERS, CONSOLIDATIONS, SALES..................................................................7

SECTION 5.     DISSOLUTION OR LIQUIDATION......................................................................7

SECTION 6.     NOTICE OF DIVIDENDS.............................................................................7

SECTION 7.     FRACTIONAL SHARES...............................................................................8

SECTION 8.     FULLY PAID STOCK; TAXES.........................................................................8

SECTION 9.     CLOSING OF TRANSFER BOOKS.......................................................................8

SECTION 10.    PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.........................................................8
         Section 10.1   Partial Exercise.......................................................................8
         Section 10.2   Assignment.............................................................................8

SECTION 11.    DEFINITIONS.....................................................................................9

SECTION 12.    WARRANT HOLDER NOT SHAREHOLDER.................................................................11

SECTION 13.    SEVERABILITY...................................................................................11

SECTION 14.    GOVERNING LAW..................................................................................11

                                                                         Warrant

No. WR-2001


                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                            HORIZON PHARMACIES, INC.

     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,


                               K-2 FINANCIAL CORP.

                            or its permitted assigns,

is entitled to purchase from HORIZON Pharmacies, Inc., a Delaware corporation ("COMPANY"), at any time and from time to time during the Exercise Period, up to 200,000 shares of Common Stock, par value $0.01 per share, of Company, subject to the terms, provisions and conditions hereinafter set forth at a price per share equal to $2.75. The price per share is subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the "PER SHARE WARRANT PRICE"). The said number of shares purchasable hereunder is likewise subject to adjustment as hereinafter provided.

         The aggregate price of the Common Stock purchasable hereunder shall at all times be equal to the price per share set forth in the preceding paragraph multiplied by the number of shares initially purchasable hereunder. The aggregate price is herein sometimes referred to as the "Aggregate Warrant Price" and is not subject to adjustment.

         The terms which are capitalized herein shall have the meanings specified in Section 11 unless the context shall otherwise require.

SECTION 1. EXERCISE OF WARRANT.

         Subject to the conditions hereinafter set forth and to the condition set forth in Paragraph 4 of the Consulting Agreement, dated as of January 28, 2000, by and between the Company and K-2 Financial Corporation, this Warrant may be exercised in whole or in part at any time and from time to time during the Exercise Period by the surrender of this Warrant (with the subscription from at the end hereof duly executed) at the principal office of Company in Denison, Texas, and upon payment to Company of a sum equal to the per share Warrant Price multiplied by the number of shares purchased in such exercise, which payment shall be made by the wire transfer or other delivery to Company of one or more types of Permitted Consideration.

         In the event that Warrants shall be delivered to Company as payment of all or any portion of the purchase price payable hereunder, the amount of such purchase price deemed to be paid by means of such delivery shall equal (a) the aggregate number of shares of Underlying Shares related to any Warrants so delivered, multiplied by (b) the result, not less than zero, equal to (i) the Current Market Price then in effect (with the date of the exercise of the Warrant being deemed to be the "Issuance Date" for purposes of making determinations under the definition of "Current Market Price") MINUS (ii) the per share Warrant Price then in effect.

         If this Warrant is exercised in respect of less than all of the shares of Common Stock at the time purchasable hereunder, following such exercise this Warrant shall be returned to the holder hereof and shall remain exercisable in respect of such number of shares of Common Stock as may thereafter be determined hereunder.

         This Warrant and all rights and options hereunder shall expire to the extent that it has not been exercised on or before the Expiration Date.

         Company shall pay all reasonable expenses, stamp, documentary and transfer taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates shall be registered.

SECTION 2. RESERVATION.

         Company will at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the exercise of the rights represented by this Warrant as herein provided for, as may at any time be issuable (based upon the number of shares of Common Stock outstanding at any such time) upon the exercise of this Warrant.

SECTION 3. PROTECTION AGAINST DILUTION.

         The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted from time to time as hereinafter set forth:

         SECTION 3.1 STOCK DIVIDENDS, SUBDIVISIONS, AND COMBINATIONS. In case after the date hereof Company shall:

                  (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend and declared to be payable in, or other declared distribution of, Common Stock, or

                  (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the per share Warrant Price shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (ii) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event.

         SECTION 3.2 ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In case after the date hereof Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration less than the Current Market Price per share, then the per share Warrant Price on each such issuance shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction:

                  (a) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of full shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price per share, and

                  (b) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

         The provisions of this Section 3.2 shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided for under
Section 3.1. No adjustment of the share per Warrant Price shall be made under this Section 3.2 upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 3.3.

         SECTION 3.3 ISSUANCE OF WARRANTS OR OTHER RIGHTS, CONVERTIBLE SECURITIES. In case Company shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be less than the Current Market Price per share, then the per share Warrant Price shall be adjusted as provided in Section 3.2 above on the basis that:

                  (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the earlier of: (i) the date on which Company shall enter a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or
         (ii) the date of actual issuance of such warrants, other rights or Convertible Securities, and

                  (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

         No adjustment of the per share Warrant Price shall be made under this
Section 3.3 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, to the extent such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to this Section 3.3.

         SECTION 3.4 OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS. The following provisions shall be applicable to the making of adjustments in the per share Warrant Price hereinbefore provided in this Section 3:

                  (a) COMPUTATION OF CONSIDERATION. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by Company therefor shall be deemed to be the amount of the cash received by Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by Company for and in the underwriting thereof, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by Company for issuing such warrants or other rights plus the additional consideration payable to Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to Company in respect of the subscription for or purchase of such Convertible Securities plus the additional consideration, if any, payable to Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) READJUSTMENT OF PER SHARE WARRANT PRICE. Upon expiration of the right of exercise, conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon the termination of any firm contract or commitment for the issuance of such rights, options, warrants or Convertible Securities, or upon any increase in the minimum consideration receivable by Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been exercised, converted or exchanged, or if any such rights, options or warrant shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by any reason of the fact that they were issuable upon exercise, conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the per share Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the per share Warrant Price made pursuant to the provisions of this Section 3 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the per share Warrant Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon exercise, conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued plus the number thereof then issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received plus increased minimum consideration receivable by Company (computed in accordance with Section 3.4(a)) shall be deemed to have been received by Company.

                  (c) ROUNDING OF PER SHARE WARRANT PRICE. Any determination of per share Warrant Price hereunder shall be expressed in United States Dollars, cents and portions of cents and shall be rounded to the nearest 1/1000 of one cent or, if there is no nearest 1/1000 of one cent, to the next highest 1/1000 of one cent.

         SECTION 3.5 EXTRAORDINARY DIVIDENDS. In case Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3.1(a) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 3.3) payable otherwise than out of earnings or surplus (other than revaluation surplus or paid-in surplus), the per share Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to 10% of the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of Company. If such dividend is paid or Company declares and becomes legally liable to pay such dividend, such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or, if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the per share Warrant Price shall be made in the event that any dividend referred to in this
Section 3.5 shall be lawfully abandoned.

         SECTION 3.6 ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon each adjustment of the per share Warrant Price, the number of shares of Common Stock purchasable hereunder shall be adjusted by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment of the per share Warrant Price by a fraction, the numerator of which shall be the per share Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the per share Warrant Price in effect immediately following such adjustment.

         SECTION 3.7 MINIMUM ADJUSTMENT. Except as hereinafter provided, no adjustment of the per share Warrant Price hereunder shall be made if such adjustment results in a change of the per share Warrant Price then in effect of less than 1%. Any adjustment of less than 1% shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to 1% or more of the per share Warrant Price then in effect. However, upon the exercise of this Warrant, Company shall make all necessary adjustments not theretofore made to the per share Warrant Price up to and including the date upon which this Warrant is exercised.

         SECTION 3.8 NOTICE OF ADJUSTMENTS. (a) Whenever the per share Warrant Price or number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, Company shall promptly prepare a certificate signed by the President or a Vice President and by the Treasurer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed in the manner provided in Section 12.1 of the Warrant Agreement to the holder of this Warrant.

                  (b) The adjustment set forth in the certificate furnished pursuant to Section 3.8(a) shall be final and binding unless, within 90 days after receipt thereof, the Majority Holders of the Warrants deliver to Company a written statement of objection to such adjustment.

                           (i) In the event of any such statement of objection
                  by said Majority Holders, Company's accountants and a firm of independent public accountants selected by said Majority Holders shall attempt to prepare a computation in which both accountants concur. Any such joint computation shall be set forth in a joint certificate to each holder of the Warrants and Company and shall be final and binding.

                           (ii) If Company's accountants and said Majority
                  Holders' accountants are unable to resolve their differences within 30 days after the receipt by Company of said Majority Holders' statement of objection, they shall submit the matter to a third firm of independent certified public accountants of nationally recognized standing agreed upon by said Majority Holders and Company or, if said Majority Holders and Company are unable to agree within 10 days after the expiration of said 30-day period, to such firm designated by the then president of the state society of certified public accountants for the state in which Company maintains its principal place of business. Such third firm of accountants shall thereupon compute the amount of the adjustment and, upon completion of such computation, shall transmit its certificate to each holder of the Warrants and Company setting forth such computations, which shall be final and binding.

                           (iii) The fees and expenses of all accountants
                  referred to in this Section 3.8(b) shall be borne by Company.

SECTION 4. MERGERS, CONSOLIDATIONS, SALES.

         In the case of any consolidation or merger of Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization, recapitalization or reclassification of the Common Stock or other equity securities of Company, then, as a condition of such consolidation, merger, sale, reorganization, recapitalization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization, recapitalization or reclassification not taken place. In any such case, appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

SECTION 5. DISSOLUTION OR LIQUIDATION.

         In the event of any proposed distribution of the assets of Company in dissolution or liquidation except under circumstances when the foregoing Section 4 shall be payable, Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

SECTION 6. NOTICE OF DIVIDENDS.

         If the Board of Directors of Company proposes to declare any dividend or other distribution on its Common Stock, except by way of a stock dividend payable on its Common Stock, Company shall mail notice thereof to the holder of this Warrant as soon as possible (such notice being referred to as the "DISTRIBUTION NOTICE"). Company shall not fix a record date until the lapse of a 10-day period beginning on the date of delivery of the Distribution Notice. The holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this paragraph shall not apply to distributions made in connection with transactions covered by Section 4.

SECTION 7. FRACTIONAL SHARES.

         No fractional shares may be issued upon the exercise of this Warrant. In the event that a Holder would otherwise be entitled to a fractional share except for the operation of the previous sentence, in lieu of such fractional share such Holder shall be paid a cash amount equal to (i) such fraction multiplied by (ii) the Current Market Value of one full share of Common Stock on the date of exercise.

SECTION 8. FULLY PAID STOCK; TAXES.

         Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights and the payment of the applicable purchase price herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) which may be payable in respect of this Warrant or any Common Stock or certificates therefor upon the exercise of the rights herein and in the Warrant Agreement provided for pursuant to the provisions hereof and thereof. Company shall not, however, be required to pay any tax which may be payable solely in respect of any transfer and delivery of stock certificates in a name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

SECTION 9. CLOSING OF TRANSFER BOOKS.

         The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of Company for its Common Stock may be closed. Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

SECTION 10. PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.

         SECTION 10.1 PARTIAL EXERCISE. If this Warrant is exercised in part only, the holder hereof shall surrender this Warrant upon such exercise for endorsement thereon of the number of shares of Common Stock as to which it has been exercised. No partial exercise of this Warrant shall be made in respect of shares of Common Stock of Company representing less than 1% of Pro Forma Shares.

         SECTION 10.2 ASSIGNMENT. (a) Subject to the conditions set forth in
Section 10.2(b) hereof, this Warrant may be assigned either in whole or in part by surrender of this Warrant at the principal office of Company in Denison, Texas (with the assignment or, as the case may be, partial assignment form at the end hereof duly executed). If this Warrant is being assigned in whole, the assignee shall receive a new Warrant (registered in the name of such assignee or its nominee) which new Warrant shall cover 100% of the number of shares of Common Stock then purchasable hereunder and shall set forth the Aggregate Warrant Price. If this Warrant is being assigned in part, the assignor and assignee shall each receive a new Warrant (which, in the case of the assignee, shall be registered in the name of the assignee or its nominee), which new Warrants shall cover the number of shares of

Common Stock then purchasable hereunder not so assigned and so assigned, respectively, and shall set forth the proportionate Aggregate Warrant Price applicable to such shares.

         (b) Neither this Warrant nor any Warrant Shares may be sold, assigned or otherwise transferred unless such sale, assignment or transfer is registered or qualified pursuant to the registration requirements of the Securities Act of 1933, as amended, and all applicable state securities laws, or is preceded by an opinion of counsel addressed to Company that such sale, assignment or other transfer is exempt from all such registration requirements; PROVIDED, HOWEVER, that no such opinion of counsel shall be required in connection with any such sale, assignment or transfer to any affiliate of the holder of this Warrant or any Warrant Shares issued in respect hereof. The fees and expenses of such counsel incurred in respect of such sales, assignments or transfers shall be paid by the holder of this Warrant or any Warrant Shares which are the subject of such proposed sale, assignment or transfer. All certificates representing the Warrant Shares shall be stamped or imprinted with an appropriate restrictive legend, substantially as set forth on the cover page hereof.

SECTION 11. DEFINITIONS.

         Terms not otherwise defined herein shall have the respective meanings assigned thereto in the Warrant Agreement and the Credit Agreement. In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

         "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued by Company after the Closing Date, except:

                  (a) Common Stock issued upon exercise of the Warrants;

                  (b) Common Stock issued upon exercise of warrants issued under the Existing Warrant Agreements; and

                  (c) Common Stock issued to officers, directors or employees of, or consultants to, Company pursuant to any existing or future stock option, incentive, bonus or compensation plan or program approved by the Company's shareholders (no later than 12 months following adoption of the plan or program by the Company's Board of Directors).

         "AGGREGATE WARRANT PRICE" has the meaning specified on the first page of this Warrant.

         "COMMON STOCK" shall mean the shares of Common Stock, par value $0.01 per share, of Company described in the Certificate of Incorporation.

         "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness, equity, rights, options, warrants or other securities which are convertible into or exchangeable for shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event, or otherwise.

         "CURRENT MARKET PRICE" shall mean, at the date of determination thereof, an amount equal to the market price on the Business Day occurring most recently prior to the subject issuance of such shares of Common Stock (the "ISSUANCE DATE"). The market price for such Business Day shall be the last sale price on such day on the American Stock Exchange, or, if the Common Stock is not then listed or admitted to trading on the American Stock Exchange, on such other principal stock exchange on which such shares are then listed or admitted to trading, or, if no sale takes place on such day on any such exchange, the average of the closing bid and asked prices on such day as officially quoted on any such exchange, or, if the Common Stock is not then listed or admitted to trading on any stock exchange, the market price for each such Business Day shall be the last reported sale price on such day on The Nasdaq Stock Market's National Market or The Nasdaq Stock Market's Small Cap Market, as furnished by Nasdaq, or, if no sale takes place on such day on such system, the average of the closing bid and asked prices on such day as officially quoted by Nasdaq, or, if such price at the time is not available from such system, the market price for such Business Day shall be the average of the reported closing bid and asked prices on such day in the over-the-counter market, as furnished by Nasdaq, or, if such price at the time is not available from such system, such price shall be determined in good faith by Company's Board of Directors, which shall be evidenced by a notice setting forth such determination in reasonable detail (including computations and assumptions used) (THE "CMP COMPUTATION NOTICE") to each holder of the Warrants not later than 30 days after the issuance date of the Common Stock giving rise to such determination (the "CMP COMPUTATION DATE") setting forth such determination and setting forth in detail the rights and procedures the holders of the Warrants may take in the event the Majority Holders do not agree with the valuation set forth in the CMP Computation Notice, PROVIDED, that if the Majority Holders of such Warrants shall object to the valuation contained in the CMP Computation Notice in writing to Company within 15 days of the CMP Computation Date, an Appraiser, the expenses of whom shall be paid by said Majority Holders, shall be selected by Company and said Majority Holders (on behalf of all of the holders of the Warrants as a class), or, if said Majority Holders and Company are unable to agree upon the selection of an Appraiser within 10 days of the date of the written notice from said Majority Holders to Company objecting to the CMP Computation Notice, by the American Arbitration Association. Said Majority Holders and Company shall be jointly responsible for engaging the Appraiser finally selected. In the event that the Majority Holders do not object to the CMP Computation Notice within 15 days after receiving the CMP Computation Notice, then the value shall be that which was determined solely by Company's Board of Directors. The Appraiser appointed pursuant to the foregoing procedure shall be instructed to determine such value within 15 days after the selection of such Appraiser, and any such determination made by the Appraiser shall be final and binding upon the parties. Notwithstanding the foregoing, in the event that, on the Issuance Date, shares of Common Stock shall be offered for sale to the public in connection with an underwritten public offering, the Current Market Price in respect of said Issuance Date shall be deemed to be the price at which said shares are initially sold to the public.

         "Exercise Date" shall mean a date on which this Warrant is exercised.

         "Expiration Date" means from and after 5:00 p.m. Denison, Texas time on February 28, 2010 tenth anniversary of issuance of Warrant.

         "MAJORITY HOLDERS" shall mean, at the time of any determination, the holders of a majority of the Warrants (determined by the number of shares of Common Stock represented by each such Warrant as if exercised).

         "PER SHARE WARRANT PRICE" is defined in the first paragraph of this Warrant.


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

         "PERMITTED CONSIDERATION" shall mean each of the following (or any combination thereof):

                  (a) cash or other funds immediately available to Company; and

                  (b) Warrants.

         "PRO FORMA SHARES" shall mean, as of the date of any determination thereof, the sum of (i) the total number of outstanding shares of Common Stock, plus (ii) the total number of shares of Common Stock issuable upon exercise of the Warrants and any other warrants, options or other rights and upon the exercise of any conversion or exchange rights with respect to Convertible Securities.

         "UNDERLYING SHARES" shall mean the shares of Common Stock issuable upon exercise of any of the Warrants and any references contained herein to a holder or holders of any Underlying Shares shall be deemed to refer to the holder of the Warrants relating thereto.

         "WARRANT PRICE" - see the definition of "per share Warrant Price".

         "WARRANT SHARES" shall mean shares of Common Stock issued upon exercise of the warrants.

         "WARRANTS" as used herein shall refer to, collectively, this Warrant and all other warrants issued in exchange or substitution for this Warrant.

SECTION 12. WARRANT HOLDER NOT SHAREHOLDER.

         This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

SECTION 13. SEVERABILITY.

         Should any part of this Warrant for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid or unenforceable portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

SECTION 14. GOVERNING LAW.

         This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Texas excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.


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         IN WITNESS WHEREOF, Company has caused this Warrant to be signed by a duly authorized officer and to be dated this 28th day of January, 2000.


                                  HORIZON PHARMACIES, INC.


                                  By:   /s/ Ricky D. McCord
                                      ------------------------------------------
                                           Ricky D. McCord
                                           President and Chief Executive Officer


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